Exhibit 99

Contact:

Susan M. Kenney	phone: 803.748.2374
Vice President, Marketing and Sales	fax: 803.748.8420 email: susan.kenney@seibels.com

FOR IMMEDIATE RELEASE

THE SEIBELS BRUCE GROUP, INC., COMPLETES SALE OF

FLOOD BUSINESS TO THE HARTFORD

Columbia, South Carolina, 15 November 2002—The Seibels Bruce Group, Inc., (OTC Bulletin Board: SBIG) today announced that it has completed a transaction with The Hartford Financial Services Group, Inc. (NYSE: HIG) based in Hartford, Connecticut, under which The Hartford has acquired the right to renew or assume all of Seibels Bruce’s in-force National Flood Insurance Program business written under the Write Your Own Program through Seibels Bruce’s subsidiaries, South Carolina Insurance Company and Catawba Insurance Company for a purchase price of $3.8 million in cash at closing, and up to $1.0 million to be paid on November 15, 2003, if certain conditions are met.  The business currently is sold through Seibels Bruce’s subsidiaries, South Carolina Insurance Company and Catawba Insurance Company.  It will be written by The Hartford Fire Insurance Company and administered by Thumbull Services LLC, a subsidiary of The Hartford which manages most of The Hartford’s flood business.  The Federal Emergency Management Agency and the South Carolina Department of Insurance approved the transaction.

The Seibels Bruce Group, Inc., headquartered in Columbia, South Carolina, is a holding company for four property and casualty insurance companies that offer commercial and nonstandard automobile insurance.  In addition, Seibels Bruce offers claim administration services to insurance companies and other businesses through Insurance Network Services, Inc.; flood zone determination and related services through America’s Flood Services, Inc.; and managing general agency services through Seibels, Bruce & Company.  Additional information about Seibels Bruce can be found online at www.seibels.com.

Certain items in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and as such involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Seibels Bruce or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These risks include uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.  Such forward-looking statements speak only as of the date of this press release.  Seibels Bruce expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Seibels Bruce’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

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